UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio	45334-0629
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, Thor Industries, Inc. (the “Company”) issued a press release announcing that Mr. Robert W. (Bob) Martin has been appointed to the office of Recreation Vehicle Group President of the Company effective as of February 1, 2012. Mr. Martin, age 42, previously served as President of Keystone RV Company, Thor’s largest subsidiary (“Keystone”), since January 2010. Prior to that, he served as Executive Vice President and Chief Operating Officer of Keystone from January 2007 to January 2010.

The terms of Mr. Martin’s employment are set forth in the Company’s employment offer letter dated January 26, 2012 (the “Offer Letter”). Mr. Martin will be eligible to receive: (i) an annual base salary of $500,000, (ii) a cash performance-based incentive award under the Company’s 2010 Equity and Incentive Plan (the “Plan”) payable with respect to the third and fourth quarters of fiscal 2012, equal to 1.75% of the pre-tax profits from operations of the Company’s recreation vehicle segment (the “RV Segment”) (excluding any impairment charges) for each such quarter and (iii) a performance-based incentive award under the Plan payable in restricted stock of the Company with respect to the third and fourth quarters of fiscal 2012, equal to 0.5% of the pre-tax profits from operations of the RV Segment (excluding any impairment charges) for each such fiscal quarter. The restricted stock will vest in five equal annual installments beginning on the first anniversary of the date of issuance of such stock. The Company has agreed to provide indemnification to Mr. Martin in accordance with the Company’s standard form indemnification agreement for executive officers.

There is no arrangement or understanding between Mr. Martin and any other person pursuant to which he was or is to be selected as an officer. Mr. Martin has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Martin has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company worth more than $120,000.

A copy of the Offer Letter and the Company’s press release announcing the appointment of Mr. Martin are attached as Exhibit 10.1 and Exhibit 99.1 hereto, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment offer letter, dated January 26, 2012, from the Company to Bob Martin

99.1	Copy of press release, dated January 31, 2012, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: February 1, 2012	By:	/s/ George J. Lawrence
	Name:	George J. Lawrence
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment offer letter, dated January 26, 2012, from the Company to Bob Martin

99.1	Copy of press release, dated January 31, 2012, issued by the Company